Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in the Current Report on Form 8-K (the “Form 8-K”) filed by the Company with the Securities and Exchange Commission (the “SEC”) on August 17, 2021. Unless the context otherwise requires, the “Company” refers to Surrozen, Inc. (“New Surrozen”) (f/k/a Consonance-HFW Acquisition Corp.) and its subsidiaries after the Closing, and Consonance-HFW Acquisition Corp. (“CHFW”) prior to the Closing.

The following unaudited pro forma condensed combined financial information presents the combination of the financial information of Legacy Surrozen and CHFW adjusted to give effect to the Business Combination. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 combines the historical balance sheets of Legacy Surrozen and CHFW on a pro forma basis as if the Business Combination had been consummated on June 30, 2021. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 and year ended December 31, 2020 combine the historical statements of operations of Legacy Surrozen and CHFW for such periods on a pro forma basis as if the Business Combination had been consummated on January 1, 2020, the beginning of the earliest period presented. The Business Combination contemplated in the Business Combination Agreement are as follows:

•	the Domestication;

•	the Business Combination; and

•	the PIPE Financing.

The pro forma condensed combined financial information may not be useful in predicting the future financial condition and results of operations of the post-combination company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

In connection with the closing of the Business Combination, public shareholders were able to exercise their pre-existing right to redeem shares of CHFW Class A ordinary shares then held by them for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the Closing) in the trust account. The unaudited condensed combined pro forma financial information reflect actual redemptions of 6,754,242 shares of Class A ordinary shares at approximately $10.00 per share.

Legacy Surrozen was determined to be the accounting acquirer in the Business Combination based on the following predominate factors:

•	Legacy Surrozen’s existing stockholders have the greatest voting interest in the combined entity with over 50% of the voting interest;

•	Legacy Surrozen has the ability to nominate a majority of the members of the Board of Directors of the combined entity;

•	Legacy Surrozen’s senior management is the senior management of the combined entity; and

•	Legacy Surrozen is the larger entity based on historical operating activity and has the larger employee base.

The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP, whereby CHFW was treated as the acquired company and Legacy Surrozen was treated as the acquirer. Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of Legacy Surrozen issuing stock for the net assets of CHFW, accompanied by a recapitalization. The net assets of CHFW are stated at historical cost, with no goodwill or other intangible assets recorded. Subsequently, results of operations presented for the period prior to the Business Combination are those of Legacy Surrozen.

Assumptions and estimates underlying the unaudited pro forma adjustments included in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of the Company following the completion of the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2021

(in thousands)

	As of June 30, 2021		Transaction Accounting Adjustments (Note 3)		As of June 30, 2021
	Legacy Surrozen (Historical)	CHFW (Historical)			Pro Forma Combined
Assets
Cash and cash equivalents	$18,850	$391	$92,029	(a)	$141,938
			(3,220)	(b)
			(18,748)	(c)
			120,200	(d)
			(67,564)	(f)
Prepaid expenses and other current assets	1,789	527	—		2,316
Short-term investments	6,598	—	—		6,598

Total current assets	27,237	918	122,697		150,852
Cash and marketable securities held in Trust Account	—	92,029	(92,029)	(a)	—
Property and equipment, net	5,393	—	—		5,393
Operating lease right-of-use assets	4,928	—	—		4,928
Other assets	1,384	—	(1,344)	(c)	40
Restricted cash	405	—	—		405

Total assets	39,347	92,947	29,324		161,618

Liabilities
Accounts payable	1,405	—	(110)	(c)	1,295
Accrued liabilities	6,558	1,545	(2,121)	(c)	5,982
Lease liability, current portion	2,009	—	—		2,009

Total current liabilities	9,972	1,545	(2,231)		9,286
Lease liability, noncurrent portion	6,553	—			6,553
Warrant liability	—	5,138	(4,753)	(i)	385
Deferred underwriting fee payable	—	3,220	(3,220)	(b)	—

Total liabilities	16,525	9,903	(10,204)		16,224

Commitments and contingencies
Class A ordinary shares subject to possible redemption	—	78,044	(78,044)	(e)	—
Redeemable convertible preferred stock	133,097	—	(133,097)	(h)	—
Stockholders’ equity (deficit)
Preference shares	—	—	—		—
Ordinary shares
Class A	—	—	1	(e)	—
			(1)	(f)
			—	(g)
Class B	—	—	—	(g)	—
Common Stock	1	—	1	(d)	3
			—	(g)
			1	(h)
Additional paid-in capital	3,400	10,939	(17,816)	(c)	259,112
			120,199	(d)
			78,043	(e)
			(67,563)	(f)
			133,096	(h)
			4,753	(i)
			(5,939)	(j)
Accumulated deficit	(113,676)	(5,939)	5,939	(j)	(113,721)
			(45)	(c)

Total stockholders’ equity (deficit)	(110,275)	5,000	250,669		145,394

Total liabilities, redeemable stock and stockholders’ equity (deficit)	$39,347	$92,947	$29,324		$161,618

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2021

(in thousands, except share and per share data)

	Six Months Ended June 30, 2021		Transaction Accounting Adjustments (Note 3)		Six Months Ended June 30, 2021
	Legacy Surrozen (Historical)	CHFW (Historical)			Pro Forma Combined
Operating expenses:
Research and development	$18,866	$—	$—		$18,866
General and administrative	6,825	2,115	(330)	(aa)	7,301
			(1,309)	(ee)

Total operating expenses	25,691	2,115	(1,639)		26,167

Loss from operations	(25,691)	(2,115)	1,639		(26,167)

Other income (expense)
Other income	16	—	—		16
Interest earned on marketable securities held in Trust Account	—	32	(32)	(bb)	—
Change in fair value of warrant liability	—	(1,734)	1,503	(cc)	(231)

Total other income (expense)	16	(1,702)	1,471		(215)

Net loss	$(25,675)	$(3,817)	$3,110		$(26,382)

Basic and diluted weighted average shares outstanding	8,244,336				34,659,886
Basic and diluted net loss per share	$(3.11)				$(0.76)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2020

(in thousands, except share and per share data)

	Year Ended December 31, 2020	For the period from August 21, 2020 (inception) through December 31, 2020	Transaction Accounting Adjustments (Note 3)		Year Ended December 31, 2020
	Legacy Surrozen (Historical)	CHFW (Historical)			Pro Forma Combined
Operating expenses:
Research and development	$25,684	$—	$—		$25,684
General and administrative	7,123	439	(55)	(aa)	7,507

Total operating expenses	32,807	439	(55)		33,191

Loss from operations	(32,807)	(439)	55		(33,191)

Other income (expense)
Other income	91	—			91
Interest earned on marketable securities held in Trust Account	—	6	(6)	(bb)	—
Unrealized loss on marketable securities held in Trust Account	—	(8)	8	(bb)	—
Change in fair value of warrant liability	—	(1,574)	1,503	(cc)	(71)
Transaction costs		(108)	(45)	(dd)	(153)

Total other income (expense)	91	(1,684)	1,460		(133)

Net loss	$(32,716)	$(2,123)	$1,515		$(33,324)

Basic and diluted weighted average shares outstanding	7,394,290				34,659,886
Basic and diluted net loss per share	$(4.42)				$(0.96)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Basis of Presentation

The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP, whereby CHFW was treated as the acquired company and Legacy Surrozen was treated as the acquirer. Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of Legacy Surrozen issuing stock for the net assets of CHFW, accompanied by a recapitalization. The net assets of CHFW were stated at historical cost, with no goodwill or other intangible assets recorded.

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 gives pro forma effect to the Business Combination as if it had been consummated on June 30, 2021. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 and year ended December 31, 2020 give pro forma effect to the Business Combination as if it had been consummated on January 1, 2020.

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 has been prepared using, and should be read in conjunction with, the following:

•	Legacy Surrozen’s unaudited condensed balance sheet as of June 30, 2021 and the related notes incorporated by reference into the Form 8-K; and

•	CHFW’s unaudited condensed balance sheet as of June 30, 2021 and the related notes included in its Quarterly Report on Form 10-Q filed with the SEC on August 9, 2021.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 has been prepared using, and should be read in conjunction with, the following:

•	Legacy Surrozen’s unaudited condensed statement of operations and comprehensive loss for the six months ended June 30, 2021 and the related notes incorporated by reference into the Form 8-K; and

•	CHFW’s unaudited condensed statement of operations for the six months ended June 30, 2021 and the related notes included in its Quarterly Report on Form 10-Q filed with the SEC on August 9, 2021.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 has been prepared using, and should be read in conjunction with, the following:

•	Legacy Surrozen’s audited statement of operations for the year ended December 31, 2020 and the related notes incorporated by reference into the Form 8-K. ; and

•	CHFW’s audited statement of operations for the period August 21, 2020 (inception) through December 31, 2020 and the related notes included in the in the Proxy Statement/Prospectus.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination.

The pro forma adjustments reflecting the completion of the Business Combination are based on currently available information and assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at the current time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of Legacy Surrozen and CHFW.

2.	Accounting Policies and Reclassifications

Following the completion of the Business Combination, management will perform a comprehensive review of Legacy Surrozen’s and CHFW’s accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the post-combination company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information.

3.	Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the post-combination company filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined consolidated statement of operations are based upon the number of the Company’s shares outstanding, assuming the Business Combination occurred on January 1, 2020.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2021, are as follows:

(a)	Reflects the reclassification of cash and marketable securities held in the trust account that became available following the Business Combination.
(b)	Reflects the settlement of $3.2 million in deferred underwriting fee payable.

(c)

Represents estimated transaction costs incurred in the Business Combination of approximately $19.2 million, for legal, financial advisory and other professional fees. These estimated transaction costs exclude the deferred underwriting fee payable as described in Note 3(b) above. Of these costs:

•	$0.4 million was deferred in other assets and paid by Legacy Surrozen as of June 30, 2021;

•	$0.9 million was deferred in other assets and accrued in accounts payable ($0.1 million) or accrued liabilities ($0.8 million) by Legacy Surrozen as of June 30, 2021;

•	$1.3 million was accrued by CHFW in accrued liabilities and recognized in expense as of June 30, 2021;

•	$18.7 million was reflected as a reduction of cash, which represents the total estimated transaction costs less the amounts previously paid by Legacy Surrozen;

•

$0.05 million was not capitalized as part of the Business Combination and reflected as a decrease in accumulated deficit. The costs, which include amounts allocated to the private placement warrant liabilities assumed as part of the Business Combination, are expensed through accumulated deficit and included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 as discussed in Note 3(dd) below; and

•

$17.8 million were capitalized and offset against the proceeds from the Business Combination and reflected as a decrease in additional paid-in capital. This amount represents total estimated transaction costs less: $1.3 million recognized in expense by CHFW and reclassified to additional paid-in capital in Note 3(j) below; and $0.05 million that was not capitalized as part of the Business Combination and reflected as a decrease in accumulated deficit.

(d)

Reflects proceeds of $120.2 million from the issuance and sale of 12,020,000 units, each consisting of one share of New Surrozen Common Stock and one-third of one redeemable warrant for one share of New Surrozen Common Stock, for a purchase price of $10.00 per unit in the PIPE Financing. The PIPE Warrants are expected to be equity classified under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 815-40, Derivatives and Hedging—Contracts in Entity’s Own Equity (“ASC 815-40”) after considering, amongst other factors, the post-combination company will have a single class equity structure.

(e)	Reflects the reclassification of $78.0 million of Class A ordinary shares subject to possible redemption to permanent equity.

(f)

Represents redemptions of 6,754,242 Class A ordinary shares for $67.6 million allocated to Class A ordinary shares and additional paid-in capital using par value of $0.0001 per share and at a redemption price of approximately $10.00 per share.

(g)	Reflects the conversion of Class A ordinary shares and Class B ordinary shares, on a one-for-one basis, into shares of New Surrozen Common Stock upon the Domestication.

(h)

Reflects the recapitalization of Legacy Surrozen equity comprised of 95,289,932 shares of Legacy Surrozen redeemable convertible preferred stock and 10,527,728 shares of Legacy Surrozen Common Stock into 18,586,717 shares of New Surrozen Common Stock.

(i)

Reflects adjustment to reclassify CHFW’s public warrants from liabilities to additional paid-in capital. Upon consummation of the Business Combination, CHFW’s public warrants are expected to be equity classified under ASC 815-40 after considering, amongst other factors, the post-combination company will have a single class equity structure.

(j)	Reflects the elimination of CHFW’s historical accumulated deficit.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 and year ended December 31, 2020 are as follows:

(aa)

Represents pro forma adjustment to eliminate historical expenses related to CHFW’s office space and administrative support services paid to the Sponsor, which terminated upon consummation of the Business Combination.

(bb)	Represents pro forma adjustment to eliminate interest and unrealized losses on marketable securities held in the trust account.

(cc)

Reflects the elimination of the change in fair value of warrant liability associated with CHFW’s public warrants. Upon consummation of the Business Combination, CHFW’s public warrants are expected to be equity classified under ASC 815-40 after considering, amongst other factors, the post-combination company will have a single class equity structure.

(dd)

Reflects estimated transaction costs allocated to the private placement warrant liabilities that were assumed as part of the Business Combination. These costs are reflected as if incurred on January 1, 2020, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statement of operations. This is a non-recurring item.

(ee)

Represents adjustment to eliminate transaction costs expensed by CHFW during the six months ended June 30, 2021. These costs are considered equity issuance costs of the post-combination company and are either capitalized as a reduction of additional paid-in capital or recognized in expense at the Closing. Transaction costs recognized in expense at Closing are reflected as if incurred on January 1, 2020, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statements of operations, and accordingly, have been eliminated from the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021.

4.	Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2020. As the Business Combination is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented.

	Six Months Ended June 30, 2021	Year Ended December 31, 2020
Pro forma net loss (in thousands)	$(26,382)	$(33,324)
Weighted average shares outstanding, basic and diluted	34,659,886	34,659,886
Net loss per share, basic and diluted (1)	$(0.76)	$(0.96)
Weighted average shares calculation, basic and diluted
CHFW’s public shareholders (2)	2,445,758	2,445,758
Sponsor (3)	4,472,500	4,472,500
PIPE Investors (excluding Legacy Surrozen stockholders and Sponsor) (4)	6,400,000	6,400,000
Legacy Surrozen stockholders (5)	21,341,628	21,341,628

	34,659,886	34,659,886

(1)	The pro forma basic and diluted shares exclude the following because including them would be antidilutive:

•	1,413,283 unexercised Legacy Surrozen stock options

•	367,589 Legacy Surrozen restricted stock awards subject to future service conditions

•	7,217,988 unexercised New Surrozen warrants

(2)	Includes 1,000,000 shares purchased by affiliates of Consonance Capital Management in the CHFW IPO. Does not reflect impact of any PIPE shares subscribed for by CHFW public shareholders.

(3)

Calculated as the sum of the following: (i) 1,541,000 founder’s shares, which is net of the forfeiture of 759,000 founder’s shares; (ii) 434,000 shares underlying the private placement units; and (iii) 2,497,500 shares subscribed for by Sponsor in the PIPE Financing.

(4)	Calculated as 12,020,000 PIPE shares, less subscriptions from existing Legacy Surrozen stockholders (3,122,500 shares) and Sponsor (2,497,500 shares).

(5)

Calculated as the sum of the following: (i) 18,219,128 shares issued as consideration for Legacy Surrozen outstanding common stock not subject to future service conditions and Legacy Surrozen redeemable convertible preferred stock; and (ii) 3,122,500 shares subscribed for by Legacy Surrozen stockholders in the PIPE.